Exhibit 3.1(a)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MERU NETWORKS, INC.

MERU NETWORKS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 24, 2002.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the Chief Executive Officer this 6th day of March, 2009.

MERU NETWORKS, INC.

By	/S/ IHAB ABU-HAKIMA
Ihab Abu-Hakima
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MERU NETWORKS, INC.

FIRST: The name of the Corporation (hereinafter called the “Corporation”) is Meru Networks, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of Newcastle, and the name of the registered agent of the Corporation in the State of Delaware at such address is CorpAmerica, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation, the following events shall occur with respect to the Corporation’s then issued and outstanding capital stock:

1. Authorized Capital. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”), respectively. The total number of shares of capital stock that the Corporation is authorized to issue is 333,476,760. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 113,476,760. The total number of shares of Common Stock the Corporation shall have authority to issue is 220,000,000. The Preferred Stock shall have a par value of $0.0005 per share and the Common Stock shall have a par value of $0.0005 per share.

B. The Preferred Stock shall be divided into five series. The first series shall consist of 6,914,142 shares and is designated “Series A-1 Preferred Stock.” The second series shall consist of 16,783,898 shares and is designated “Series B Preferred Stock.” The third series shall consist of 19,411,493 shares and is designated “Series C Preferred Stock.” The fourth series shall consist of 15,367,227 shares and is designated “Series D Preferred Stock.” The fifth series shall consist of 55,000,000 shares and is designated “Series E Preferred Stock.”

C. The designations, powers, preferences, and relative participating, optional and other special rights and the qualifications, limitations and restrictions of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be as follows:

1. Dividends.

(a) The holders of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends at the rate of $0.3319 per share, $0.0591 per share, $0.1030 per share, $0.1437 per share and $0.0562 per share, respectively (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) per annum, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative. Any partial payment will be made among the holders of Preferred Stock on a pro rata, pari passu basis, in proportion to the dividend rules applicable to each series of Preferred Stock.

(b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.3319 per share, $0.0591 per share, $0.1030 per share, $0.1437 per share and $0.0562 per share (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) on the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, shall have been paid or declared and set apart during that fiscal year, and no dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section C.1) is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted.

(c) The holders of the outstanding Preferred Stock can waive any dividend preference that such holders of Preferred Stock shall be entitled to receive under this Section C.1 upon the affirmative vote or written consent of the holders of at least a majority of the Preferred Stock then outstanding, voting together as a single class on an as converted into Common Stock basis; provided, however that only the holders of the outstanding Series E Preferred Stock can waive the dividend preference that such holders of Series E Preferred Stock are entitled to receive upon the vote or written consent of holders of at least 75% of the Series E Preferred Stock then outstanding, voting as a separate series.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution, winding up or Change of Control (as defined in Section 2(e) below) of the Corporation (each, a “Liquidation Event”), whether voluntary or involuntary, the holders of the Series E Preferred Stock, shall be entitle to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock by reason of their ownership thereof, an amount equal to $0.8427 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares following the date hereof), plus all declared and unpaid dividends on such shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series E Preferred Stock then held by them. If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) After payment in full to the holders of the Series E Preferred Stock of the amounts set forth in Section C.2(a) above, the holders of the Series D Preferred Stock, shall be entitle to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock by reason of their ownership thereof, an amount of $1.79603 per share (the “Original Series D Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares following the date hereof), plus all declared and unpaid dividends on such shares (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series D Preferred Stock then held by them. If upon the occurrence of a Liquidation Event and following the payment to the holders of Series E Preferred Stock in accordance with Section C.2(a) hereof, the remaining assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c) After payment in full to the holders of the Series E Preferred Stock and Series D Preferred Stock of the amounts set forth in Section C.2(a) and Section C.2(b) above, the holders of the Series C Preferred Stock, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred Stock, Series B Preferred Stock and Common Stock by reason of their ownership thereof, the amount of $1.2879 per share (the “Original Series C Issue Price”) (as adjusted for any stock dividends, combinations or splits with respect to such shares following the date hereof), plus all declared but unpaid dividends on such share (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series C Preferred Stock then held by them. If upon the occurrence of a Liquidation Event and following the payment to the holders of Series E Preferred Stock and Series D Preferred Stock in accordance with Section C.2(a) and C.2(b) hereof, the remaining assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(d) After payment in full to the holders of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock of the amounts set forth in Section C.2(a), Section C.2(b) and Section C.2(c) above, the holders of the Series B Preferred Stock, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A-1 Preferred Stock or the Common Stock by reason of their ownership thereof, the amount of $2.5673 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares following the date hereof), plus all declared but unpaid dividends on such share for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series B Preferred Stock then held by them. If upon the occurrence of a Liquidation Event, and following the payment to the holders of Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in accordance with Section C2(a), C.2(b) and C.2(c) hereof, the remaining assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(e) After payment in full to the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock of the amounts set forth in Sections C.2(a), C.2(b), C.2(c) and C.2(d) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Common Stock in proportion to the shares of Common Stock then held by each (assuming conversion of all such Preferred Stock) until (i) the holders of the Series A-1 Preferred Stock shall have received an aggregate of $6.22275 per share of Series A-1 Preferred Stock then held by them, (ii) the holders of the Series B Preferred Stock shall have received, in addition to the amounts set forth in Section C.2(d) above, an aggregate of $1.1082 per share of Series B Preferred Stock then held by them, (iii) the holders of the Series C Preferred Stock shall have received, in addition to the amounts set forth in Section C.2(c) above, an aggregate of $2.5758 per share of Series C Preferred Stock then held by them, (iv) the holders of Series D Preferred Stock shall have received, in addition to the amounts set forth in Section C.2(b) above, an aggregate of $3.59206 per share of Series D Preferred Stock then held by them and (v) the holders of Series E Preferred Stock shall have received, in addition to the amounts set forth in Section C.2(a) above, an aggregate of $1.2641 per share of Series E Preferred Stock then held by them (each, as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof). Thereafter, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation based on the number of shares of Common Stock held.

(f) For purposes of this Amended and Restated Certificate of Incorporation, (i) any acquisition of the Corporation by means of merger, consolidation or other form of corporate reorganization with or into any other corporation, entity or person (other than a merger effected primarily for the purpose of changing the domicile of the Corporation) that results in the stockholders of the Corporation immediately prior to such transaction owning less than a majority of the voting power of or interest in the surviving corporation, entity or person, (ii) a sale or exclusive license of all or substantially all of the assets or intellectual property of the Corporation, (iii) the sale (whether by merger, consolidation or otherwise and whether through one sale or multiple sales during any period of time after the date of this Amended and Restated Certificate of Incorporation) by holders of the Corporation’s capital stock of an aggregate of fifty percent (50%) or more of the outstanding voting power of or interest in the Corporation or (iv) any issuance of shares of capital stock or entry into any agreement to which the Corporation is a party in connection with any sale of shares of capital stock (other than for the primary purpose of raising additional equity financing for the Corporation), if, after giving effect to any such transaction (and any related transactions), the holders of the Corporation’s capital stock before such transaction fails to hold majority voting power in the Corporation subsequent to such transaction, shall be referred to herein as a “Change of Control” and shall entitle the holders of the Preferred Stock and Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section C.2(g) below) amounts as specified in Sections C.2(a) through C.2(e) above or C.2(h) below.

(g) In any of the events specified in C.2(f) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of the Corporation. Any securities shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) business days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) business days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation, but in no event less than book value.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation. The foregoing notwithstanding, if holders of a majority of the outstanding Preferred Stock voting as a single class on an as converted into Common Stock basis, disagree with the determination of the fair market value as determined in good faith by the Board of Directors of the Corporation, such holders shall have the right to have such fair value determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock voting as a single class on an as converted into Common Stock basis; provided, that if such parties are unable to agree upon an appraiser within a reasonable period of time, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of a majority of the outstanding Preferred Stock, voting as a single class on an as converted into Common Stock basis. The costs and expenses of the independent appraiser determining the fair value of such consideration shall be borne jointly by the Corporation and the holders of the outstanding Preferred Stock, unless the appraised value of the consideration is less than ninety (90%) percent of that determined by the Board of Directors, in which case all costs and expenses incurred in connection with the appraisal shall be paid solely by the Corporation.

(iii) In the event the requirements of Section C.2(g) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section C.2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section C.2(g)(iv) hereof.

(iv) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section C.2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock, voting together as a single class on an as converted into Common Stock basis; provided further, that only the holders of the outstanding Series E Preferred Stock may shorten the notice periods to which such holders of Series E Preferred Stock are entitled upon the vote or written consent of holders of at least 75% of the Series E Preferred Stock then outstanding, voting as a separate series.

(h) Notwithstanding anything in this Section C.2 to the contrary, if upon any Liquidation Event a holder of Preferred Stock would receive a greater liquidation amount by converting such shares of Preferred Stock into Common Stock than such holder would be entitled to receive pursuant to Sections C.2(a), C.2(b), C.2(c), C.2(d) and C.2(e) above as a holder of such Preferred Stock, then such holder shall not receive any amounts under such sections as a holder of such Preferred Stock, but shall be treated, for the purposes of determining such holder’s rights under such sections only, as though such holder held, in addition to any shares of Common Stock then actually held by such holder, such number of shares of Common

Stock that such holder would hold if such holder had then converted such shares of Preferred Stock into Common Stock, effective immediately prior to the Liquidation Event, at the then Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as the case may be (each as defined below).

3. [intentionally omitted]

4. Voting Rights.

(a) Voting Other than for Directors. Except as required by applicable law and in Section C.4(b) below, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except as to those matters required by law or this Amended and Restated Certificate of Incorporation to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Voting for Directors.

(i) The size of the Board of Directors is, on the date of filing this Amended and Restated Certificate of Incorporation, set at eight (8) members. With respect to the election of members of the Board of Directors, (i) so long as at least 800,000 shares (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) of Series A-1 Preferred Stock remain outstanding, three (3) members of the Board of Directors shall be elected by the holders of the outstanding Series A-1 Preferred Stock, voting as a separate series (the “Series A-1 Directors”), (ii) so long as at least 1,000,000 shares (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) of Series C Preferred Stock remain outstanding, one (1) member of the Board of Directors shall be elected by the holders of the outstanding Series C Preferred Stock, voting as a separate series (the “Series C Director”) (iii) so long as at least 716,743 shares (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) of Series D Preferred Stock remain outstanding, one (1) member of the Board of Directors shall be elected by the holders of the outstanding Series D Preferred Stock, voting as a separate series (the “Series D Director”), and (iv) three (3) members of the Board of Directors shall be elected by holders of the outstanding shares of Common Stock, voting as a separate class (the “Common Directors”). All remaining directors, if any, shall be elected by holders of (i) the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as converted into Common Stock basis, and (ii) the Common Stock, voting as a separate class (the “Joint Director(s)”).

(ii) The Series A-1 Directors may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Series A-1 Preferred Stock, voting as a separate series, the Series C Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Series C Preferred Stock, voting as a separate series, the Series D Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Series D Preferred Stock, voting as a separate series, the Common Directors may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Common Stock, voting as a separate class, and the Joint Director(s) may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of (i) a majority of the Preferred Stock voting together as a single class on an as converted into Common Stock basis, and (ii) a majority of the Common Stock, voting as a separate class.

(iii) If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class or series of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. If there are no such directors, such vacancy shall be filled by the affirmative vote of the holders of a majority of the shares of that class or series.

5. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right To Convert.

(i) Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.1485 (the “Original Series A-1 Issue Price”) (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) by the Series A-1 Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A-1 Preferred Stock (the “Series A-1 Conversion Price”) shall initially be $1.9212 per share of

Common Stock. Such initial Series A-1 Conversion Price shall be adjusted as hereinafter provided.

(ii) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.7388 (the “Original Series B Issue Price”) (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) by the Series B Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the “Series B Conversion Price”) shall initially be the Original Series B Issue Price per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

(iii) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) by the Series C Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the “Series C Conversion Price”) shall initially be the Original Series C Issue Price per share of Common Stock. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

(iv) Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) by the Series D Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (the “Series D Conversion Price”) shall initially be the Original Series D Issue Price per share of Common Stock. Such initial Series D Conversion Price shall be adjusted as hereinafter provided.

(v) Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.70229 (the “Original Series E Issue Price”) (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) by the Series E Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion; provided, however, that at no time may Vision Opportunity Master Fund, Ltd. (“Vision”) convert its shares of Series E Preferred Stock into Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by Vision and its affiliates at such time, in excess of 9.99% of the then issued and outstanding shares of Common Stock of the Corporation; provided further, that Vision can waive this Section 5(a)(v) by providing the Corporation with (A) sixty-one days notice if the Corporation is a reporting company under the 1934 Securities Exchange Act or (B) two days notice if the Corporation is not a reporting company under the 1934 Securities Exchange Act, that Vision would like to waive this Section 5(a)(v) with regard to any or all shares of Common Stock issuable upon conversion of its Series E Preferred Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred Stock (the “Series E Conversion Price”) shall initially be the Original Series E Issue Price per share of Common Stock. Such initial Series E Conversion Price shall be adjusted as hereinafter provided.

(b) Automatic Conversion. Each share of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as applicable, immediately upon the earliest to occur of (i) the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) that results in gross offering proceeds (before deduction of underwriters’ discounts and expenses) to the Corporation of not less than $20,000,000 and the public offering price of not less than $5.38809 per share (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof), other than a registration relating solely to a transaction under Rule 145 under such Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation; (ii) the date specified by vote or written consent or agreement of holders of (A) at least a majority of the outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class on an as converted into Common Stock basis and (B) at least 75% of the outstanding shares of Series E Preferred Stock; (iii) the completion by the Corporation of an equity financing transaction that results in gross proceeds to the Corporation of at least $10,000,000 and is at an offering price per share of at least $1.4046 (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof); or (iv) the date that is the later of (X) six (6) months after the date the Corporation merges into a publicly traded vehicle listed on an exchange in the United States or (Y) the date that is five (5) business days after delivery by the Company to the initial holders of Series E Preferred Stock of a Revenue Certificate and a copy of the Company’s 2009 Audited Financial Statements pursuant to, and as such terms are defined in, Section 4.16 of that certain Securities Purchase Agreement dated as of March     , 2009 among the Company and the parties named therein (the “Purchase Agreement”) (such date, the “Conversion Date”). Each share of Series A-1 Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A-1 Conversion Price and Series B Conversion Price, as applicable, upon the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series A-1 Preferred Stock and Series B Preferred Stock then outstanding, voting together as a single class on an as converted into Common Stock basis. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Price upon the date specified by vote or written consent or agreement of holders of at least seventy-five percent (75%) of the shares of Series C Preferred Stock then outstanding, voting as a separate series. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series D Conversion Price upon the date specified by vote or written consent or agreement of holders of a majority of the Series D Preferred Stock then outstanding, voting as a separate series. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series E Conversion Price upon the date specified by vote or written consent or agreement of holders of at least 75% of the Series E Preferred Stock then outstanding, voting as a separate series.

(c) Mechanics of Conversion.

(i) Before any holder of Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office of election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock as applicable, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is pursuant to Section 5(b)(iv) hereof, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion be subject to and effective upon the Conversion Date, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until the Conversion Date.

(iii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments for Certain Diluting Issuances.

(i) Special Definitions. For purposes of this Section C.5(d), the following definitions apply:

(A) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(B) “Original Issue Date” shall mean the date on which a share of Series E Preferred Stock was first issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock (including Preferred Stock).

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section C.5(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(1) upon conversion of shares of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

(2) to employees, directors, consultants or advisors under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Board of Directors or an authorized committee thereof; provided, however, that after the Original Issue Date, any increase in the shares of Common Stock reserved under such stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements must be approved by the Board of Directors or an authorized committee thereof (including the approval of a majority of the directors elected by the holders of the Preferred Stock);

(3) as a dividend or distribution on Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

(4) for which adjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price is made pursuant to Section C.5(e).

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock:

(A) unless the consideration per share (determined pursuant to Section C.5(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as applicable, in effect on the date of, and immediately prior to, such issue,

(B) with respect to the Series A-1 Preferred Stock, in the event that holders of a majority of the outstanding Series A-1 Preferred Stock, voting as a separate series, determine that no such adjustment of the Series A-1 Conversion Price shall be made on account of a particular issuance of Additional Shares of Common Stock,

(C) with respect to the Series B Preferred Stock, in the event that holders of a majority of the outstanding Series B Preferred Stock, voting as a separate series, determine that no such adjustment of the Series B Conversion Price shall be made on account of a particular issuance of Additional Shares of Common Stock,

(D) with respect to the Series C Preferred Stock, in the event that holders of a majority of the outstanding Series C Preferred Stock, voting as a separate series, determine that no such adjustment of the Series C Conversion Price shall be made on account of a particular issuance of Additional Shares of Common Stock,

(E) with respect to the Series D Preferred Stock, in the event that holders of a majority of the outstanding Series D Preferred Stock, voting as a separate series, determine that no such adjustment of the Series D Conversion Price shall be made on account of a particular issuance of Additional Shares of Common Stock, or

(F) with respect to the Series E Preferred Stock, in the event that holders of at least 75% of the outstanding Series E Preferred Stock, voting as a separate series, determine that no such adjustment of the Series E Conversion Price shall be made on account of a particular issuance of Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments in the Series A-1 Conversion Price Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock);

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange;

(2) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section C.5(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(3) no readjustment pursuant to clause (1) or (2) above shall have the effect of increasing the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, to an amount which exceeds the lower of (a) the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, on the original adjustment date, or (b) the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(4) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) Adjustment to Series E Preferred Stock.

(1) In the event this Corporation, at any time after the Original Issue Date and prior to the earlier of (1) the Conversion Date or (2) the date that is twelve months following the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii)) without consideration or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issue to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. In the event this Corporation, at any time after the earlier of (i) the date that is twelve (12) months following the Original Issue Date and (ii) the Conversion Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii)) without consideration or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest thousandth of a cent) determined by multiplying the Series E Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series E Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock, and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A-1 Conversion Price,

Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price (or other conversion ratios) in accordance with Sections C.5(d)(iv)(A), (B), (C), (D) and (E) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(2) In addition to the adjustment to the Series E Conversion price that may result pursuant to Section C.5(D)(iv)(A)(1) above, the Series E Conversion Price shall be subject to a one-time adjustment as set forth in this Section C.5(D)(iv)(A)(2). The Series E Conversion Price shall be adjusted upon the occurrence of the following:

(i) if the greater of 2009 Adjusted Revenue or 2009 Management Revenue (as such terms are defined in Section 4.16 of the Purchase Agreement) equals or exceeds $75 million, the Series E Conversion Price shall not be adjusted pursuant to this Section C.5(D)(iv)(A)(2);

(ii) if the greater of 2009 Adjusted Revenue or 2009 Management Revenue is equal to or greater than $70 million and less than $75 million, the Series E Conversion Price shall be adjusted to the lesser of the then-existing Series E Conversion Price or $0.65213;

(iii) if the greater of 2009 Adjusted Revenue or 2009 Management Revenue is equal to or greater than $62.5 million and less than $70 million, the Series E Conversion Price shall be adjusted to the lesser of the then-existing Series E Conversion Price or $0.60196; and

(iv) if the greater of 2009 Adjusted Revenue or 2009 Management Revenue is less than $62.5 million, the Series E Conversion Price shall be adjusted to the lesser of the then-existing Series E Conversion Price or $0.55180.

(B) Adjustment to Series D Preferred Stock. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii)) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying the Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series D Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock, and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price (or other conversion ratios) in accordance with Sections C.5(d)(iv)(A), (B), (C), (D) and (E) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(C) Adjustment to Series C Preferred Stock. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying the Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price (or other conversion ratios) in accordance with Sections C.5(d)(iv)(A), (B), (C), (D) and (E) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(D) Adjustment to Series B Preferred Stock. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) (the “Adjusted Series B Conversion Price”) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock, and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price (or other conversion ratios) in accordance with Sections C.5(d)(iv)(A), (B), (C), (D) and (E) resulting from the issuance of Additional Shares of Common Stock causing such adjustment. For purposes of this Section C.5(d)(iv), the “Series B Conversion Percentage” shall mean a percentage derived by dividing the

Adjusted Series B Conversion Price by the Conversion Price of the Series B Preferred Stock in effect immediately prior to an adjustment made pursuant to this Section C.5(d)(iv)(D).

(E) Adjustment to Series A-1 Preferred Stock. In the event that an adjustment is made to the Series B Conversion Price pursuant to Section C.5(d)(iv)(D) above, then and in such event, the Series A-1 Conversion Price shall be reduced, concurrently with the adjustment to the Series B Conversion Price, to a price (calculated to the nearest thousandth of one cent) determined by multiplying the Series B Conversion Percentage by the Series A-1 Conversion Price in effect immediately prior to such issuance of additional securities.

(v) Determination of Consideration. For purposes of this Section C.5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Corporation.

(4) The foregoing notwithstanding, if holders of a majority of the outstanding Preferred Stock voting together as a single class on an as converted into Common Stock basis, disagree with the determination of the fair market value as determined in good faith by the Board of Directors of the Corporation, such holders shall have the right to have such fair value determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock voting together as a single class on an as converted into Common Stock basis; provided, that if such parties are unable to agree upon an appraiser within a reasonable period of time, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of a majority of the outstanding Preferred Stock voting together as a single class on an as converted into Common Stock basis. The costs and expenses of the independent appraiser determining the fair value of such consideration shall be borne jointly by the Corporation and the holders of a majority of the Preferred Stock pro rata based on the number of shares held by such holders, unless the appraised value of the consideration is less than ninety (90%) percent of that determined by the Board of Directors, in which case all costs and expenses incurred in connection with the appraisal shall be paid solely by the Corporation.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.5(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in

Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.5(e) above or a merger or other reorganization referred to in Section C.2(d) above), the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price, as applicable, then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.5 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section C.5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock as applicable) shall be applicable after that event as nearly equivalent as may be practicable.

(g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection C.5(e), then, in each such case for the purpose of this subsection C.5(g), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(h) No Impairment. The Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Section C.6 hereof, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(i) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to this Section C.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock as applicable, a certificate executed by the Corporation’s President or Chief

Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock as applicable.

(j) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

(A) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(B) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(k) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(m) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay the fair market value cash equivalent of such fractional shares as determined by the Board of Directors. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.

(n) Notices. Any notice required by the provisions of this Section C.5 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

6. Restrictions and Limitations.

(a) So long as at least 8,000,000 shares (as adjusted for any stock dividends, combinations, splits or other recapitalizations with respect to such shares occurring after the date hereof) of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock remain outstanding, the Corporation shall not, whether by merger, reclassification or otherwise, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class on an as converted into Common Stock basis:

(i) Effect a Change of Control, recapitalization, consolidation or reorganization of the Corporation or its subsidiaries or acquire, merge or consolidate with or into any other entity or purchase all or substantially all of the assets of any entity or permit any subsidiary to do so;

(ii) Authorize or issue, or obligate itself to issue, by reclassification or otherwise, any other equity security (including any security convertible into or exercisable for any equity security) senior to or pari passu with the Preferred Stock as to voting rights, dividend rights, redemption rights or liquidation preferences;

(iii) Increase or decrease the authorized number of shares of Common Stock, Preferred Stock or any series of Preferred Stock;

(iv) Cause the Corporation to amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws;

(v) Enter into any transaction or series of transactions with affiliates of the Corporation other than on terms approved by a majority of the disinterested directors serving on the Corporation’s Board of Directors;

(vi) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any capital stock of the Corporation, except as provided in Section C.3 hereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment;

(vii) Declare, pay or set aside a dividend or make any other distribution, directly or indirectly, on any class of capital stock of the Corporation now or hereafter outstanding;

(viii) Incur any indebtedness which has any equity participation rights or is issued in conjunction with any equity securities, including any security exercisable or convertible into an equity security of the Corporation, representing in excess of five percent (5%) of the then outstanding capital stock of the Corporation;

(ix) Either (i) voluntarily file for bankruptcy or (ii) take any action or permit any action to be taken which would result in any liquidation, dissolution or winding up of the Corporation;

(x) Increase or decrease the size of the Board of Directors of the Corporation;

(xi) Exclusively license all or substantially all of the Corporation’s intellectual property in a single transaction or a series of related transactions; or

(xii) Acquire or divest itself of any business line with any aggregate purchase or sale price of greater than $500,000;

(xiii) Incur any indebtedness for borrowed money in excess of $500,000 in the aggregate or incur any blanket liens on the Corporation’s assets; or

(xiv) Change the rights, preferences or privileges of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

(b) So long as any shares of Series A-1 Preferred Stock remain outstanding, the Corporation shall not, whether by merger, reclassification or otherwise, without first obtaining the approval by vote or written consent, in the manner provided by law, of holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A-1 Preferred Stock, voting as a separate series:

(i) amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation, if such action would materially and adversely alter or change the rights, preferences, privileges and powers of, or the restrictions provided for the benefit of, the Series A-1 Preferred Stock, in a manner differently than the Series B Preferred Stock or Series C Preferred Stock; or

(ii) increase or decrease the authorized number of shares of Series A-1 Preferred Stock.

(c) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, whether by merger, reclassification or otherwise, without first obtaining the approval by vote or written consent, in the manner provided by law, of holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate series:

(i) amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation, if such action would materially and adversely alter or change the rights, preferences, privileges and powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock, in a manner differently than the Series A-1 Preferred Stock or Series C Preferred Stock; or

(ii) increase or decrease the authorized number of shares of Series B Preferred Stock.

(d) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, whether by merger, reclassification or otherwise, without first obtaining the approval by vote or written consent, in the manner provided by law, of holders of at least seventy-five percent (75%) of the then outstanding shares of Series C Preferred Stock, voting as a separate series:

(i) take any action that would adversely alter or change the rights, preferences, privileges and powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock; or

(ii) increase or decrease the authorized number of shares of Series C Preferred Stock.

(e) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, whether by merger, reclassification or otherwise, without first obtaining the approval by vote or written consent, in the manner provided by law, of holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate series:

(i) take any action that would adversely alter or change the rights, preferences, privileges and powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock; or

(ii) increase or decrease the authorized number of shares of Series D Preferred Stock.

(f) So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, whether by merger, reclassification or otherwise, without first obtaining the approval by vote or written consent, in the manner provided by law, of holders of at least 75% of the then outstanding shares of Series E Preferred Stock, voting as a separate series:

(i) take any action that would adversely alter or change the rights, preferences, privileges and powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock; or

(ii) increase or decrease the authorized number of shares of Series E Preferred Stock.

7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

D. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Section D.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section C.2 hereof.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Irrespective of any contrary provisions contained in Section 242(b)(2) of the Delaware General Corporation Law, the authorized number of shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding plus the number of shares issuable upon conversion of Preferred Stock) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon, voting together as a single class on an as converted into Common Stock basis.

E. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which General Corporation Law of the State of Delaware permits the Corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of

Delaware, subject only to limits created by applicable General Corporation Law of the State of Delaware (statutory or non-statutory), with respect to actions for beach of duty to this corporation, its stockholders, and others. Any amendment, repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection of an agent or other person existing at the time of, or increase the liability of any agent or other person with respect to any acts or omissions of such agent or other person occurring prior to, such amendment, repeal or modification.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section C.6 of Article FOURTH both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, subject to the provisions of Section C.6 of Article FOURTH, to adopt, amend, repeal or otherwise alter the Bylaws.

SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: Subject to the provisions of Section C.6 of Article FOURTH, the Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

EIGHTH: A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article EIGHTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

MERU NETWORKS, INC.

Meru Networks, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

I. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 24, 2002 under its current name.

II. This Amendment to the Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

III. Section A of Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“1. Authorized Capital. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”), respectively. The total number of shares of capital stock that the Corporation is authorized to issue is 353,476,760. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 118,476,760. The total number of shares of Common Stock the Corporation shall have authority to issue is 235,000,000. The Preferred Stock shall have a par value of $0.0005 per share and the Common Stock shall have a par value of $0.0005 per share.”

IV. Section B of Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“The Preferred Stock shall be divided into five series. The first series shall consist of 6,914,142 shares and is designated “Series A-1 Preferred Stock.” The second series shall consist of 16,783,898 shares and is designated “Series B Preferred Stock.” The third series shall consist of 19,411,493 shares and is designated “Series C Preferred Stock.” The fourth series shall consist of 15,367,227 shares and is designated “Series D Preferred Stock.” The fifth series shall consist of 60,000,000 shares and is designated “Series E Preferred Stock.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Ihab Abu-Hakima, its Chief Executive Officer and authorized officer, on this 13th day of May, 2009.

MERU NETWORKS, INC.

By:	/s/ IHAB ABU-HAKIMA
Ihab Abu-Hakima Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

MERU NETWORKS, INC.

Meru Networks, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

I. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 24, 2002 under its current name.

II. This Amendment to the Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

III. Section A of Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“1. Authorized Capital. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”), respectively. The total number of shares of capital stock that the Corporation is authorized to issue is 368,476,760. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 118,476,760. The total number of shares of Common Stock the Corporation shall have authority to issue is 250,000,000. The Preferred Stock shall have a par value of $0.0005 per share and the Common Stock shall have a par value of $0.0005 per share.

IV. The second to last sentence of Section C.5(a)(v) of Article FOURTH of the Certificate of Incorporation of the Corporation which currently reads as follows:

“The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred Stock (the “Series E Conversion Price”) shall initially be the Original Series E Issue Price per share of Common Stock”

is amended to read as follows:

“The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred Stock (the “Series E Conversion Price”) shall initially be $0.60196 per share of Common Stock.”

V. Section C.5(d)(iv)(A)(2) of

VI. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby deleted.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Ihab Abu-Hakima, its Chief Executive Officer and authorized officer, on this 17th day of December, 2009.

MERU NETWORKS, INC.

By:	/s/ Ihab Abu-Hakima
Ihab Abu-Hakima
Chief Executive Officer

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF MERU NETWORKS, INC.

Meru Networks, Inc., a Delaware corporation, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, hereby certifies that:

1. The Certificate of Amendment of Certificate of Incorporation of Meru Networks, Inc. (the “Corporation”), which was filed with the Secretary of State of the State of Delaware on December 17, 2009, is an inaccurate record of the corporate action therein referred.

2. Said Certificate of Amendment of Certificate of Incorporation is incorrect in that instead of reading “Section C.5(d)(iv)(A)(2) of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby deleted,” it inadvertently reflected a misplaced return keystroke that created truncated language reading “Section C.5(d)(iv)(A)(2) of” and thus created an unintended “Article VI” reading “Article FOURTH of the Certificate of Incorporation of the Corporation is hereby deleted.”

3. Article VI of the Certificate of Amendment of Certificate of Incorporation in the December 17, 2009 filing should be deleted and Article V of the Certificate of Amendment of Certificate of Incorporation in correct form is as follows:

“V. Section C.5(d)(iv)(A)(2) of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby deleted.”

IN WITNESS WHEREOF, Meru Networks, Inc. has caused this Certificate of Correction to be signed by Ihab Abu-Hakima, its Chief Executive Officer, this 8th day of January, 2010.

MERU NETWORKS, INC.

By	/s/ IHAB ABU-HAKIMA
Ihab Abu-Hakima
Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MERU NETWORKS, INC.

Meru Networks, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

I. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 6, 2009.

II. This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242, and has been consented to in writing by the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

III. The first sentence of Section C.4(b)(i) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation which currently reads as follows:

“The size of the Board of Directors is, on the date of filing this Amended and Restated Certificate of Incorporation, set at eight (8) members.”

is hereby deleted.

IV. Clause (iii) of Section C.4(b) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Ihab Abu-Hakima, its Chief Executive Officer and authorized officer, on this 11th day of January, 2010.

MERU NETWORKS, INC.

By:	/s/ IHAB ABU-HAKIMA
Ihab Abu-Hakima
Chief Executive Officer

MERU NETWORKS, INC.

CERTIFICATE OF AMENDMENT